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                                                                    EXHIBIT 99.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in CenterPoint Energy, Inc.'s
(i) Registration Statement No. 333-101202 on Form S-8; (ii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-33301, 333-33303, 333-58433, 333-81119 and 333-68290 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413, 333-49333, 333-38188, 333-60260 and
333-98271 on Form S-8; and (iv) Post-Effective Amendment No. 5 to Registration Statement No. 333-11329 on Form S-8 of our report dated February 28, 2003, May 9, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1(b)(i) through (iv), and November 7, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1(b)(v), (which reports express an unqualified opinion and include explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in the Company's method of accounting for goodwill and certain intangible assets) appearing in this Current Report on Form 8-K of CenterPoint Energy, Inc. dated November 7, 2003.

Houston, Texas
November 7, 2003